UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 15, 2014
Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2. FINANCIAL INFORMATION

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 28, 2014, the Board of Directors of Success Holding Group International, Inc., a Nevada corporation (the "Company"), authorized the acquisition by the Company of all of the total issued and outstanding ordinary shares of Success Entertainment Group Inc., a corporation incorporated under the laws of the Cayman Island ("SEG"). The Company acquired an aggregate 60,000,000 ordinary shares of SEG as follows: (i) 47,999,999 shares were acquired from Steve Andrew Chen; and (ii) 12,000,000 shares were acquired from Chi-Jui Hong. Thus, SEG is a wholly-owned subsidiary of the Company. Messrs. Chen and Hong executed those certain share transfer forms dated August 28, 2014 pursuant to which for good and valuable consideration transferred their respective shares to the Company.

Mr. Chen is the Chairman of the Board of Directors of the Company and Mr. Hong is the Chief Executive Officer and a member of the Board of Directors of the Company. Thus, this was an affiliate transaction.

On August 15, 2014, the Board of Directors of the Company authorized the execution of that certain form of transfer of shares between the Company and Wen-Chi Huang (the "Transfer of Shares"). In accordance with the Transfer of Shares, the Company acquired all of the total issued and outstanding ordinary shares of Celebrity Enterprise Co., Ltd, a corporation incorporated under the laws of the Republic of Seychelles ("CEC"). The Company acquired an aggregate 10,000 ordinary shares of CEC from Wen-Chi Huang for good and valuable consideration in the amount of $10,000. Thus, CEC is a wholly-owned subsidiary of the Company.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1	Share Transfer Form dated August 28, 2014 executed by Steve Andrew Chen.
10.2	Share Transfer Form dated August 28, 2014 executed by Chi-Jui Hong.
10.3	Form of Transfer of Shares between Success Holding Group International Inc. and Wen-Chi Huang dated August 15, 2014.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: September 26, 2014	By:	/s/ Brian Kistler
Brian Kistler
President

3